Exhibit 10.2

Execution Version

PARTICIPATION RIGHTS AGREEMENT

THIS PARTICIPATION RIGHTS AGREEMENT (this “Agreement”) is made as of September 8, 2025, by and between ANGEL STUDIOS, INC., a Delaware corporation (“Borrower”), TRINITY CAPITAL INC., a Maryland corporation (“Trinity”) and Eagle Point Trinity Senior Secured Lending Company (together with Trinity, the “Lenders”).

RECITALS

WHEREAS, Borrower and Lenders have entered into that certain Loan and Security Agreement dated as of the date hereof (the “Loan Agreement”), and

WHEREAS, as a condition to the closing of the transactions contemplated by the Loan Agreement, Borrower agreed to grant to Lenders a conditional right (the “Participation Right”) to purchase certain shares of the capital stock of Borrower in accordance with the terms and conditions of this Agreement, and

WHEREAS, Borrower and Lenders desire to set forth the terms of the Participation Right herein.

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Participation Right. If Borrower raises additional equity capital through the offering for sale of any capital stock of Borrower to current and prospective investors (other than “Exempted Securities” as defined below) (the “Offered Stock”), Borrower hereby grants to Lenders with respect to each and every such offer for sale of Offered Stock that occurs after the date of this Agreement (each an “Offering”), the right to purchase Offered Stock at the same price and on the same terms as the Offered Stock is to be sold to the other purchasers thereof. The aggregate number of shares of the Offered Stock for the Lenders, collectively, shall be that number of shares of the Offered Stock determined by dividing One Million Dollars ($1,000,000) by the price at which the Offered Stock is sold by Borrower. As to each such Offering, in the event both Lenders fail to exercise the Participation Right granted pursuant to this Agreement on or before the first closing of such Offering, the Participation Right of Lenders under this Agreement shall terminate and no longer be in effect as to that Offering only. “Exempted Securities” shall mean (a) shares of capital stock or other equity securities issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement, and all shares of capital stock issued on exercise or conversion thereof, and (b) shares of capital stock issued as acquisition consideration pursuant to the acquisition of another corporation by the Company by merger, equity purchase, purchase of substantially all of the assets or other reorganization or to a joint venture agreement. Borrower agrees to provide written notice to Lenders not less than thirty (30) days prior to the first closing of the Offering advising of the rights of the Offered Stock, the issuance price and such other information as shall be reasonably necessary for Lenders to exercise their respective Participation Rights hereunder.

2.            Notices. All notices, consents, requests, instructions, approvals and communications provided herein shall be validly given, made or served, effective only if in writing, except as otherwise provided herein, and sent by overnight courier, certified U.S. mail, postage prepaid, by electronic mail or by fax, and shall be deemed received within five (5) Business Days from the date of posting if sent by mail, one Business Day after delivery thereto if sent by overnight courier service, or on the day of transmission if sent by electronic mail or by fax with a confirmation receipt obtained, or if such day is not a Business Day, then on the following Business Day. All such notices, consents, requests, instructions, approvals and communications shall be sent to a party at the address set forth below the signature block herein or to such other address as such party may designate in writing.

3.            Termination Upon Change of Control, Initial Public Offering (“IPO”) or Termination of Loan Agreement. The Participation Right shall no longer be exercisable and shall become null and void upon the earliest to occur of (i) immediately prior to the closing of a Change of Control (as defined in the Loan Agreement), (ii) immediately prior to the closing of an IPO or (iii) immediately after the termination of the Loan Agreement pursuant to its terms (“Payoff”). In the event of a Change of Control, IPO or Payoff, Borrower shall notify Lenders at least ten (10) days prior to the closing of such Change of Control, IPO or Payoff.

4.            Assignment. This Agreement shall be binding upon and inure to the benefit of Lenders and Borrower and their respective representatives, successors and assigns. No Lender may assign, transfer or otherwise convey this Agreement or its obligations hereunder, in whole or in part, without Borrower’s prior written consent, and any such attempted assignment shall be void and of no effect, provided that any Lender may assign its rights under this Agreement in whole or in part or sell participations herein to their Affiliates without Borrower’s prior written consent, and all such rights shall inure to the benefit of such Lender’s successors and assigns. Notwithstanding the foregoing, Borrower may not assign, transfer or otherwise convey this Agreement or its obligations hereunder, in whole or in part, without Lenders’ prior written consent, and any such attempted assignment shall be void and of no effect.

5.            Amendment and Waivers. No subsequent amendment to this Agreement between the parties shall be binding on either party unless reduced to writing and signed by an authorized representative of each party. The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Trinity.

6.            Further Assurances. The parties shall execute such further documents and do any and all such further things as may be necessary to implement and carry out the intent of this Agreement.

7.            Definitions. All capitalized terms used but not defined herein shall have the respective meanings given to them in the Loan Agreement.

8.            Counterparts. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, and together they shall constitute one and the same agreement. Signature of this Agreement may be effected by facsimile (with confirmation from transmitting machine) and/or transmitted by portable document format (“pdf”) file which shall be treated as an original signature and any such signature, facsimile pdf file or copy of this signed Agreement shall be construed and treated as the original and shall be binding as if it were the original.

9.            THIS AGREEMENT SHALL BE SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF ARIZONA (WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF). BORROWER DOES HEREBY SUBMIT, AT LENDERS’ ELECTION, TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURTS (FEDERAL, STATE OR LOCAL) HAVING A LOCATION WITHIN THE STATE OF ARIZONA WITH RESPECT TO ANY DISPUTE, CLAIM, OR SUIT WHETHER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY RELATED ASSIGNMENT OR ANY OF BORROWER’S OBLIGATIONS OR INDEBTEDNESS HEREUNDER. BORROWER EXPRESSLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE BY CERTIFIED MAIL, POSTAGE PREPAID, DIRECTED TO ITS LAST KNOWN ADDRESS WHICH SERVICE SHALL BE DEEMED COMPLETED WITHIN FIVE (5) DAYS AFTER THE DATE OF MAILING THEREOF. BORROWER AND LENDERS HEREBY IRREVOCABLY WAIVE ANY CLAIM THAT THE STATE OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE EXCLUSIVE CHOICE OF FORUM SET FORTH HEREIN SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY EITHER LENDER OF ANY JUDGEMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION BY SUCH LENDER TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

10.            Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignment, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lenders, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Participation Rights Agreement to be duly executed as of the day and year first above written.

BORROWER:	LENDER:

ANGEL STUDIOS, INC. a Delaware corporation	TRINITY CAPITAL INC., a Maryland corporation

By:	By:
Name: Scott Klossner	Name: Sarah Stanton
Its: Chief Financial Officer	Its: General Counsel and Chief Compliance Officer

295 West Center Street	1 N 1st Street
Provo, UT 84601	Floor 3
Attention: Patrick Reilly	Phoenix, AZ 85004
Telephone: (801) 836-5544	Telephone: (480) 374-5350
Email: patrick@angel.com	Facsimile: (480) 247-5099
legal@trincapinvestment.com

LENDER:

EAGLE POINT TRINITY SENIOR SECURED LENDING COMPANY

By: Trinity Capital Adviser LLC, its Manager

By:
Name: Sarah Stanton
Title: General Counsel and Chief Compliance Officer

Address for Notices:
Trinity Capital Inc.
1 N. 1st Street, Floor 3
Phoenix, AZ 85004
Attention: Legal Department
Telephone: (480) 374-5350
Email: legal@trincapinvestment.com

[Signature Page to Participation Rights Agreement]